Power of Attorney

      Each person whose signature appears below on this Amendment to Registration Statement hereby constitutes and appoints Mark N. Jacobs, James Windels, Michael A. Rosenberg, Steven F. Newman, Robert Mullery and Jeff Prusnofsky and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to this Registration Statement (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grating unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                        Title                     Date

/s/Stephen E. Canter             President and Principal   January 23,
STEPHEN E. CANTER                Executive Officer         2003

/s/James Windels                 Treasurer (Principal      January 23,
JAMES WINDELS                    Financial and Accounting  2003
                                 Officer)

/s/Joseph S. DiMartino           Chairman of the Board     January 23,
JOSEPH S.  DIMARTINO                                       2003

/s/Lucy Wilson Benson            Board Member              January 23,
LUCY WILSON BENSON                                         2003

/s/Clifford L. Alexander, Jr.    Board Member              January 23,
                                                           2003
CLIFFORD L. ALEXANDER, JR.

/s/David W. Burke                Board Member              January 23,
DAVID W. BURKE                                             2003

/s/Whitney I. Gerard             Board Member              January 23,
WHITNEY I. GERARD                                          2003

/s/Arthur A. Hartman             Board Member              January 23,
ARTHUR A. HARTMAN                                          2003

/s/George L. Perry               Board Member              January 23,
GEORGE L. PERRY                                            2003